UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 5, 2019

IMMUNOMEDICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-12104	61-1009366
(State or other jurisdiction of incorporation)	(Commission File Number	(IRS Employer Identification No.)

300 The American Road Morris Plains, New Jersey	07950
(Address of Principal Executive Offices)	(Zip Code)

(973) 605-8200

Registrant’s telephone number, including area code

(Former name or former address if changed since last report,)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Barbara Duncan as a Director

On March 5, 2019, upon recommendation of the Governance and Nominating Committee of the Board of Directors (the “Board”) of Immunomedics, Inc. (the “Company”), the Board appointed Barbara Duncan to serve as a director of the Company, effective immediately. Ms. Duncan will also serve as the Chairperson of the Company’s Audit Committee and as a member of the Compensation Committee.

Ms. Duncan, age 54, has over 15 years of experience in the life sciences industry and served as Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc. from May 2009 through June 2016, and as Chief Financial Officer and then Chief Executive Officer at DOV Pharmaceuticals, Inc. from 2001 to 2009. Prior to joining DOV Pharmaceuticals, Inc., Ms. Duncan served as Vice President of Corporate Finance—Global Healthcare at Lehman Brothers Inc. from 1998 to 2001, and as Director of Corporate Finance at SBC Warburg Dillon Read Inc. from 1994 to 1998. She also worked for PepsiCo, Inc. from 1989 to 1992 in its international audit division, and was a certified public accountant in the audit division of Deloitte & Touche LLP from 1986 to 1989. Ms. Duncan currently serves as a director for Aevi Genomic Medicine, Jounce Therapeutics, Inc., ObsEva SA, Adaptimmune Therapeutics PLC and Ovid Therapeutics, Inc. She holds an M.B.A. from the Wharton School of the University of Pennsylvania and a Bachelor of Business Administration from Louisiana State University.

Ms. Duncan contributes important industry, financial and executive-level experience to the Board. In particular, the Board believes Ms. Duncan’s extensive experience in corporate and financial strategy and financial operations in the life sciences industry make her well qualified to serve as a member of the Board.

In connection with her service as non-employee director, Ms. Duncan will receive compensation in accordance with the Company’s compensation practices for non-employee directors described in Amendment No. 2 to the Company’s Annual Report on Form 10-K/A filed with the United States Securities and Exchange Commission (the “SEC”) on October 29, 2018, under the caption “Director Compensation.”

There are no family relationships between Ms. Duncan and any of the Company’s directors or executive officers and there are no arrangements or understandings between Ms. Duncan and any other persons pursuant to which they were selected as an officer and/or director of the Company. There have been no transactions since the beginning of the Company’s last fiscal year, and there are no currently proposed transactions, in which the Company was or is to be a participant and in which Ms. Duncan or any member of her immediate family had or will have any interest, that are required to be reported under Item 404(a) of Regulation S-K.

Change in Board Committee Composition

In connection with the foregoing and the previously disclosed appointment of Mr. Charles Baum to the Board, effective March 5, 2019, the Board’s committees were reorganized and reconstituted as follows:

Audit Committee

Barbara Duncan (Chairperson)

Dr. Charles Baum

Khalid Islam

Compensation Committee

Khalid Islam (Chairperson)

Barbara Duncan

Peter Barton Hutt

Governance and Nominating Committee

Peter Barton Hutt (Chairperson)

Dr. Charles Baum

Khalid Islam

Item 8.01              Other Events.

On March 7, 2019, the Company issued a press release announcing Ms. Duncan’s appointment to the Board.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference in its entirety.

Item 9.01              Financial Statements and Exhibits.

(d)The following exhibits are being filed herewith:

Exhibit No.	Exhibit
99.1	Press Release of Immunomedics, Inc., dated March 7, 2019, titled “Immunomedics Appoints Barbara G. Duncan to Board of Directors.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2019	By:	/s/ Usama Malik
Name: Usama Malik
Title: Chief Financial Officer